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                                                                   EXHIBIT 10.40



                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

                  This Agreement, executed on December ___, 2001 (the "Agreement"), is made by and between Compaq Computer Corporation, a Delaware corporation (the "Company"), and Michael D. Capellas (the "Executive"). The Agreement amends in certain respects the terms of the letter agreement dated October 20, 2000, as amended and restated December 13, 2000, between the Company and the Executive (the "Letter Agreement").

                  For good and valuable consideration, the receipt of which is hereby acknowledged, the Letter Agreement is hereby amended as follows, effective as of November 1, 2001.

1. A new paragraph shall be added following the last paragraph under the heading "RESTRICTED STOCK", to read as follows:

                  You acknowledge and agree that, notwithstanding the terms and conditions applicable to the 2000 Restricted Stock, the 1999 Restricted Stock (as hereinafter defined) or any other shares of restricted Compaq common stock previously granted to you, the definition of the term "Change in Control" set forth on Exhibit A hereto, as amended, shall apply to all restricted shares held by you as of September 3, 2001, and accordingly, in connection with the transaction (the "H-P Merger") contemplated by that certain Agreement and Plan of Reorganization, dated as of September 4, 2001, as amended from time to time, by and between Hewlett-Packard Company, Heloise Merger Corporation and Compaq Computer Corporation, such shares shall vest on consummation of such transaction.

2. The following sentence shall be added at the end of the paragraph under the heading "SEPARATION PAYMENT":

                  Notwithstanding the foregoing, in the event of a Qualifying Termination within one year following a Change in Control, the Separation Payment shall be paid in a single lump sum within ten days following the effective date of the Qualifying Termination.

3. The following sentence shall be added at the end of the paragraph entitled "PRORATED ANNUAL INCENTIVE":

                  Notwithstanding the foregoing, in the event a Qualifying Termination occurs within one year following a Change in Control, the Prorated Annual Incentive for the measuring period in which such Qualifying




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                  Termination occurs shall be paid in a lump sum within ten days following the date of such Qualifying Termination.

4. The following sentence shall be added at the end of the paragraph entitled "STOCK OPTIONS" under the heading "QUALIFYING TERMINATION":

                  If you incur a Qualifying Termination within one year following a Change in Control, any outstanding options granted prior to the Change in Control which had not previously become exercisable shall become fully exercisable and you shall have the right to exercise any outstanding stock option then held by you until the third anniversary of the effective date of such Qualifying Termination (in the case of options granted prior to September 1, 2001) or the first anniversary of the effective date of such Qualifying Termination (in the case of options granted on or after September 1, 2001 and prior to the Change in Control). Notwithstanding the foregoing, if you retire, die or are disabled and the terms of the governing Equity Incentive Plan or grant notice for a particular option provide that you have longer than the time period described above, you shall continue to have the longer period provided for under the Plan or notice to exercise that option.

5. The second sentence of the paragraph entitled "HEALTH BENEFIT CONTINUATION" under the heading "QUALIFYING TERMINATION" is hereby deleted and replaced with the following:

                  Compaq will pay the COBRA premiums for continuation of healthcare benefits for you and your eligible dependents for so long as you are otherwise eligible for such coverage during the 24-month period following a Qualifying Termination. You will be responsible for all other costs, such as co-payments and deductibles.

6. The first sentence of clause (2) under the paragraph entitled "DEFINITION OF A QUALIFYING TERMINATION", is hereby deleted and replaced with the following:

         (2) Resignation within 90 days of the occurrence of an event constituting Good Reason (or, if such Good Reason event occurs on or following a Change in Control, resignation prior to the first anniversary of such Change in Control). For purposes of this Agreement, Good Reason shall mean: (a) removal from the position of Chief Executive Officer, (b) removal from, or failure to be elected, Chairman of the Board, (c) assignment, by the Board, of duties inconsistent with the position of Chief Executive Officer, (d) receipt of a Notice of Non-Renewal, or (e) the Board's approval of a material reduction in target


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                  compensation opportunities that is not part of an
                  across-the-board reduction for all executive officers of the Company.

7. The paragraph entitled "INVOLUNTARY TERMINATION FOR CAUSE/ RESIGNATION WITHOUT GOOD REASON" is hereby amended in its entirety to read as follows:

                  INVOLUNTARY TERMINATION FOR CAUSE/RESIGNATION NOT CONSTITUTING A QUALIFYING TERMINATION: If you are involuntary terminated for Cause or resign your employment (other than a resignation constituting a Qualifying Termination), you will not be entitled to any severance payment under this Agreement. Compaq will have no other obligations under this Agreement, and all compensation and benefits will be determined by the terms of the governing plan or program.

8. The paragraph entitled "NON-COMPETITION AND NO SOLICITATION" is hereby amended by adding the following sentence after the second sentence thereof, to read as follows:

                  Provided, however, that, in the event of a Qualifying Termination within one year following a Change in Control, the restrictions described in clauses (1) and (2) of the preceding sentence shall be inapplicable and the restrictions described in clause (3) of the preceding sentence shall only be applicable for a period of one year following such Qualifying Termination.

9. The last paragraph under the heading "ARBITRATION" is hereby amended by adding the following:

                  Notwithstanding the foregoing, Compaq shall promptly pay or reimburse you for all reasonable legal fees incurred by you in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement relating to the termination of your employment within one year following a Change in Control or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code.

10. Exhibit A, Definition of Change in Control, is hereby amended by deleting the words "the stockholders of the Company approve a merger or consolidation of the Company with any other corporation" in clause
         (iii) thereof and replacing them with the words "a merger or consolidation of the Company with any other corporation is consummated".


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                  IN WITNESS WHEREOF, the Company and the Executive have
executed this Agreement on the date and year first set forth above.


COMPAQ COMPUTER CORPORATION

By:
    -----------------------------
         Lawrence T. Babbio, Jr.
         Chairman - Human Resources Committee of
         the Board of Directors



MICHAEL D. CAPELLAS

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